AMENDED AND RESTATED CUSTODY AGREEMENT

THIS AMENDED AND RESTATED CUSTODY AGREEMENT (hereinafter referred to as the “Agreement”), dated as of the 16th day of November, 2012, originally made and entered into as of the, by and between Kornitzer Capital Management, Inc. (“KCM”), U.S. Bank National Association, a national banking association (the “Custodian”) and Buffalo Funds (the “Trust”), a Delaware statutory trust, on behalf of its series listed on Exhibit C hereto (each a “Fund” and collectively, the “Funds”), as may be amended from time to time.

WHEREAS, KCM, the Custodian and the Trust, on behalf of the Funds, have previously entered into a Custody Agreement dated April 25, 2003, as amended May 21, 2004, December 1, 2006, August 10, 2007, February 15, 2008, and November 17, 2011; and

WHEREAS, KCM, the Custodian and the Trust desire to amend the Custody Agreement for the sole purpose of reflecting changes to the names of certain Funds and to incorporate previous amendments into the Agreement; and

WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company, and is authorized to issue shares of common stock or beneficial interest in separate series representing interests in a separate portfolio of securities and other assets; and

WHEREAS, KCM is registered as an investment adviser under the Investment Advisers Act of 1940 and, as the investment adviser and manager of the Funds, KCM is contractually obligated to obtain and bear the costs of appropriate custodian services for the Funds; and

WHEREAS, the Custodian is a bank having the qualifications prescribed in Section 26(a)(1) of the 1940 Act; and

WHEREAS, the Funds and KCM desire to retain U.S. Bank, National Association to act as Custodian to hold and administer the Funds’ Securities (defined below) and cash pursuant to this Agreement; and

WHEREAS, KCM and the Funds have delegated to the Custodian the responsibilities set forth in Rule 17f-5(c) under the 1940 Act and the Custodian is willing to undertake such responsibilities and serve as foreign custody manager for the Funds; and the Custodian is also willing to perform (or cause its agent to perform) the risk analysis and monitoring activities relating to foreign securities depositories as described in Rule 17f-7(a)(1) under the 1940 Act.

NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I--DEFINITIONS

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

1.1
“Authorized Person” means any Officer or other person duly authorized by resolution of the Board of Trustees to give Oral Instructions and Written Instructions on behalf of the Funds and named in Exhibit A hereto or in such resolutions of the Board of Trustees, certified by an Officer, as may be received by the Custodian from time to time.

1.2	“Board of Trustees” shall mean the Trustees from time to time serving under the Trust’s governing documents, as from time to time amended.

1.3
“Book-Entry System” shall mean a federal book-entry system as provided in Subpart O of Treasury Circular No. 300, 31 CFR 306, in Subpart B of 31 CFR Part 350, or in such book-entry regulations of federal agencies as are substantially in the form of such Subpart O.

1.4	“Business Day” shall mean any day recognized as a settlement day by The New York Stock Exchange, Inc., and any other day on which the Funds compute the net asset value of their Shares.

1.5
“Country Risk” means all factors reasonably related to the systemic risk of holding Foreign Securities in a particular country including, but not limited to, such country’s political environmental, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Securities held in custody in that country.

1.6
“Eligible Foreign Custodian” has the meaning set forth in Rule 17f-5(a)(1), including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the U.S. Securities and Exchange Commission (the “SEC”), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

1.7	“Eligible Securities Depository” has the meaning set forth in Rule 17f-7(b)(1).

1.8	“Foreign Custody Manager” has the meaning set forth in Rule 17f-5(a)(3).

1.9
“Foreign Securities” means any of the Funds’ investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Funds’ transactions in such investments.

1.10	“Foreign Securities System” means an Eligible Securities Depository listed on Exhibit E hereto.

1.11	“Foreign Sub-Custodian” means a foreign banking institution serving as an Eligible Foreign Custodian.

1.12
“Fund” means any of the separate portfolios established by the Funds from time to time and as to which the Funds, KCM and the Custodian have agreed to have the Custodian act in such capacity with respect to the assets of a Fund.  As of the date hereof, the Funds for which the Custodian shall act as a custodian are named on Exhibit C hereto.

1.13	“Fund Custody Account” shall mean any of the accounts in the name of the Funds, which is provided for in Section 3.2 below.

1.14	“FINRA” shall mean The Financial Industry Regulatory Authority, Inc.

1.15	“Officer” shall mean the President, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer of a Fund.

1.16
“Oral Instructions” shall mean instructions orally transmitted to and accepted by the Custodian because such instructions are:  (i) reasonably believed by the Custodian to have been given by an Authorized Person, (ii) recorded and kept among the records of the Custodian made in the ordinary course of business and (iii) orally confirmed by the Custodian.  KCM or Funds shall cause all Oral Instructions to be confirmed by Written Instructions prior to the end of the next Business Day.  If such Written Instructions confirming Oral Instructions are not received by the Custodian prior to a transaction, it shall in no way affect the validity of the transaction or the authorization thereof by KCM or Funds.  If Oral Instructions vary from the Written Instructions that purport to confirm them, the Custodian shall notify KCM or Funds of such variance but such Oral Instructions will govern unless the Custodian has not yet acted.

1.17	“Proper Instructions” shall mean Oral Instructions or Written Instructions. Proper Instructions may be continuing Written Instructions when deemed appropriate by both parties.

1.18
“Securities Depository” shall mean The Depository Trust Company and (provided that Custodian shall have received a copy of a resolution of the Board of Trustees, certified by an Officer, specifically approving the use of such clearing agency as a depository for the Funds) any other clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities and Exchange Act of 1934 as amended (the “1934 Act”), which acts as a system for the central handling of Securities where all Securities of any particular class or series of an issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of the Securities.

1.19
“Securities” shall include, without limitation, common and preferred stocks, bonds, call options, put options, debentures, notes, bank certificates of deposit, bankers' acceptances, mortgage-backed securities or other obligations, and any certificates, receipts, warrants or other instruments or documents representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or any similar property or assets that the Custodian has the facilities to clear and to service.

1.20	“Shares” shall mean, with respect to a Fund, the shares of common stock or units of beneficial interest issued by the Funds.

1.21
“Sub-Custodian” shall mean and include (i) any branch of a “U.S. bank,” as that term is defined in Rule 17f-5 under the 1940 Act, and (ii) any “Eligible Foreign Custodian” having a contract with the Custodian which the Custodian has determined will provide reasonable care of assets of the Funds based on the standards specified in Section 2.3 of Article II and Section 3.3 of Article III below.  Such contract shall be in writing and shall include provisions that provide: (i) for indemnification or insurance arrangements (or any combination of the foregoing) such that the Funds will be adequately protected against the risk of loss of assets held in accordance with such contract; (ii) that the Foreign Securities will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Sub-Custodian or its creditors except a claim of payment for their safe custody or administration, in the case of cash deposits, liens or rights in favor of creditors of the Sub-Custodian arising under bankruptcy, insolvency, or similar laws; (iii) that beneficial ownership for the Foreign Securities will be freely transferable without the payment of money or value other than for safe custody or administration; (iv) that adequate records will be maintained identifying the assets as belonging to the Funds or as being held by a third party for the benefit of the Funds; (v) that the Funds’ independent public accountants will be given access to those records or confirmation of the contents of those records; and (vi) that the Funds will receive periodic reports with respect to the safekeeping of the Funds’ assets, including, but not limited to, notification of any transfer to or from a Funds’ account or a third party account containing assets held for the benefit of the Funds.  Such contract may contain, in lieu of any or all of the provisions specified in (i) - (vi) above, such other provisions that the Custodian determines will provide, in their entirety, the same or a greater level of care and protection for the Funds’ assets as the specified provisions.

1.22
“Written Instructions” shall mean (i) written communications actually received by the Custodian and signed by an Authorized Person, or (ii) communications by telex or any other such system from one or more persons reasonably believed by the Custodian to be Authorized Persons, or (iii) communications between electro-mechanical or electronic devices provided that the use of such devices and the procedures for the use thereof shall have been approved by resolutions of the Board of Trustees, a copy of which, certified by an Officer, shall have been delivered to the Custodian.

ARTICLE II
APPOINTMENT OF CUSTODIAN

2.1
Appointment and Acceptance.  The Funds and KCM hereby appoint the Custodian as custodian of all Securities and cash owned by or in the possession of the Funds at any time during the period of this Agreement, on the terms and conditions set forth in this Agreement, and the Custodian hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement.  The following documents, including any amendments thereto, will be provided contemporaneously with the execution of this Agreement to the Custodian by KCM:

(a)	A copy of the Trust’s Declaration of Trust certified by the Secretary;
(b)	A copy of the Trust’s Bylaws certified by the Secretary;
(c)	A copy of the resolution of the Board of Trustees of the Funds appointing the Custodian, certified by the Secretary;
(d)	A copy of the then current Prospectus of the Funds; and
(e)	A certification of the President and Secretary of the Trust setting forth the names and signatures of the current Officers of the Trust and other Authorized Persons.

2.2
Notice of Appointment of Dividend and Transfer Agent.  KCM agrees to notify the Custodian in writing of the appointment, termination or change in appointment of any Dividend and Transfer Agent of the Funds.

2.3
The Custodian as Foreign Custody Manager.  Each Fund, by resolution adopted by its Board of Trustees, hereby delegates to the Custodian, subject to Rule 17f-5(b), the responsibilities set forth in this Section 2.3 with respect to Foreign Securities of the Funds held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager with respect to the Funds.  The services and duties of the Custodian shall be confined to those matters expressly set forth herein, and no implied duties are assumed by or may be asserted against the Custodian hereunder.

(a)           Countries Covered. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Exhibit D hereto, which list may be amended from time to time by KCM or the Funds with the agreement of the Foreign Custody Manager.  The Foreign Custody Manager shall list on Exhibit D the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Funds, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager.  Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Securities in a country listed on Exhibit D, and the fulfillment by KCM, on behalf of the Funds, of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board of Trustees on behalf of the Funds responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation.  Execution of this Agreement by the Funds shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Securities, in each country listed on Exhibit D in which the Custodian has previously placed or currently maintains Foreign Securities pursuant to the terms of the Contract.  Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Fund with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board of Trustees on behalf of the Fund to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Fund with respect to that country.  The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to KCM and the Funds.  Thirty days (or such longer period to which the parties agree in writing) after receipt of any such notice by the Funds and KCM, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Funds with respect to the country as to which the Custodian’s acceptance of delegation is withdrawn.

(b)           Scope of Delegated Responsibilities.

(i)           Selection of Eligible Foreign Custodians.  Subject to the provisions of this Section 2.3, the Foreign Custody Manager may place and maintain the Foreign Securities in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Exhibit D, as amended from time to time.  In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Securities with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Securities will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Securities will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation, the factors specified in Rule 17f-5(c)(1).

(ii)           Contracts With Eligible Foreign Custodians.  The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

(iii)           Monitoring.  In each case in which the Foreign Custody Manager maintains Foreign Securities with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor in accordance with Rule 17f-5(c)(3), (A) the appropriateness of maintaining the Foreign Securities with such Eligible Foreign Custodian; (B) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian; and (C) the custody risks of maintaining assets with an Eligible Foreign Custodian.  In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board of Trustees and the Fund’s duly appointed manager in accordance with Section 2.3(d).

(c)           Guidelines for the Exercise of Delegated Authority.  For purposes of this Section 2.3, the Board of Trustees shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Securities in each country for which the Custodian is serving as Foreign Custody Manager of the Funds.

(d)           Reporting Requirements.  The Foreign Custody Manager shall report the withdrawal of the Foreign Securities from an Eligible Foreign Custodian and the placement of such Foreign Securities with another eligible Foreign Custodian by providing to the Board of  Trustees and the Funds’ adviser an amended Exhibit D at the end of the calendar quarter in which an amendment to such Funds’ adviser has occurred.  The Foreign Custody Manager shall make written reports notifying the Board of Trustees and the Funds’ adviser of any other material change in the foreign custody arrangements of the Funds described in this Section 2.3 after the occurrence of the material change.

(e)           Standard of Care as Foreign Custody Manager.  In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

(f)           Effective Date and Termination of the Custodian as Foreign Custody Manager.  The Board of Trustees’ delegation to the Custodian as Foreign Custody Manager of the Funds shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party.  Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice.  The provisions of Section 2.3(a) hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Funds with respect to designated countries.

2.4
Eligible Securities Depositories.  The Custodian shall (a) provide the Board of Trustees and the Fund’s duly appointed manager with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Exhibit D hereto in accordance with Rule 17f-7(a)(1)(i)(A) and (b) monitor such risks on a continuing basis, and promptly notify the Board of Trustees and the Funds’ adviser of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7(a)(1)(i)(B).  The risk analysis provided by the Custodian may include consideration of the following, as deemed appropriate and relevant by the Custodian:  a depository’s expertise and market reputation, the quality of its services, its financial strength (including the level of settlement guarantee funds, collateral requirements, lines of credit, or insurance as compared with participants’ daily settlement obligations), any insurance or indemnification arrangements, the extent and quality of regulation and independent examination of the depository, its standing in published ratings, its internal controls and other procedures for safeguarding investments, and any related legal protections.  The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in this Section.

ARTICLE III
CUSTODY OF CASH AND SECURITIES

3.1
Segregation.  All Securities and non-cash property held by the Custodian for the account of the Funds (other than Securities maintained in a Securities Depository or Book-Entry System) shall be physically segregated from other Securities and non-cash property in the possession of the Custodian (including the Securities and non-cash property of the other Funds or series of Funds) and shall be identified as subject to this Agreement.

3.2
Fund Custody Accounts.  As to each Fund, the Custodian shall open and maintain in its trust department a custody account in the name of the Fund, subject only to draft or order of the Custodian, in which the Custodian shall enter and carry all Securities, cash and other assets of such Fund which are delivered to it.

3.3	Appointment of Agents.

(a)
In its discretion, the Custodian may appoint one or more Sub-Custodians to establish and maintain arrangements with (i) Eligible Securities Depositories or (ii) Eligible Foreign Custodians who are members of the Sub-Custodian’s network to hold Securities and cash of the Funds and to carry out such other provisions of this Agreement as it may determine; provided, however, that the appointment of any such agents and maintenance of any Securities and cash of the Funds shall be at the Custodian's expense and shall not relieve the Custodian of any of its obligations or liabilities under this Agreement.  The Custodian shall be liable for the actions of any Sub-Custodians (regardless of whether assets are maintained in the custody of a Sub-Custodian, a member of its network or an Eligible Securities Depository) appointed by it as if such actions had been done by the Custodian.

(b)
If, after the initial appointment of Sub-Custodians by the Board of  Trustees in connection with this Agreement, the Custodian wishes to appoint other Sub-Custodians to hold property of the Funds, it will so notify KCM and the Funds and  make the necessary determinations as to any such new Sub-Custodian's eligibility under Rule 17f-5 under the 1940 Act.

(c)	The Agreement between the Custodian and each Sub-Custodian acting hereunder shall contain the required provisions set forth in Rule 17f-5(a)(1)(iii).

(d)
At the end of each calendar quarter, the Custodian shall provide written reports notifying the Board of Trustees of the placement of the Securities and cash of the Funds with a particular Sub-Custodian and of any material changes in the Funds’ arrangements.  The Custodian shall promptly take such steps as may be required to withdraw assets of the Funds from any Sub-Custodian that has ceased to meet the requirements of Rule 17f-5 under the 1940 Act.

(e)
With respect to its responsibilities under this Section 3.3, the Custodian hereby warrants to KCM and Funds that it agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of property of the Funds.  The Custodian further warrants that a Fund’s assets will be subject to reasonable care, based on the standards applicable to custodians in the relevant market, if maintained with each Sub-Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation:  (i) the Sub-Custodian's practices, procedures, and internal controls, for certificated securities (if applicable), the method of keeping custodial records, and the security and data protection practices;  (ii)  whether the Sub-Custodian has the requisite financial strength to provide reasonable care for Fund assets; (iii)  the Sub-Custodian's general reputation and standing and, in the case of a Securities Depository, the Securities Depository’s operating history and number of participants; and (iv)  whether the Funds will have jurisdiction over and be able to enforce judgments against the Sub-Custodian, such as by virtue of the existence of any offices of the Sub-Custodian in the United States or the Sub-Custodian's consent to service of process in the United States.

(f)
The Custodian shall establish a system to monitor the appropriateness of maintaining the Funds’ assets with a particular Sub-Custodian and the contract governing the Funds’ arrangements with such Sub-Custodian.

3.4
Delivery of Assets to Custodian.  The Funds shall deliver, or cause to be delivered, to the Custodian all of the Funds’ Securities, cash and other assets, including (a) all payments of income, payments of principal and capital distributions received by the Funds with respect to such Securities, cash or other assets owned by the Funds at any time during the period of this Agreement, and (b) all cash received by the Funds for the issuance, at any time during such period, of Shares.  The Custodian shall not be responsible for such Securities, cash or other assets until actually received by it.

3.5
Securities Depositories and Book-Entry Systems.  The Custodian may deposit and/or maintain Securities of the Funds in a Securities Depository or in a Book-Entry System, subject to the following provisions:

(a)
Prior to a deposit of Securities of each Fund in any Securities Depository or Book-Entry System, KCM or a Fund shall deliver to the Custodian a resolution of the Board of Trustees, certified by an Officer, authorizing and instructing the Custodian on an on-going basis to deposit in such Securities Depository or Book-Entry System all Securities eligible for deposit therein and to make use of such Securities Depository or Book-Entry System to the extent possible and practical in connection with its performance hereunder, including, without limitation, in connection with settlements of purchases and sales of Securities, loans of Securities, and deliveries and returns of collateral consisting of Securities.

(b)
Securities of each Fund kept in a Book-Entry System or Securities Depository shall be kept in an account (“Depository Account”) of the Custodian in such Book-Entry System or Securities Depository which includes only assets held by the Custodian as a fiduciary, custodian or otherwise for customers.

(c)
The records of the Custodian with respect to Securities of each Fund maintained in a Book-Entry System or Securities Depository shall, by book-entry, identify such Securities as belonging to each Fund.

(d)
If Securities purchased by a Fund are to be held in a Book-Entry System or Securities Depository, the Custodian shall pay for such Securities upon (i) receipt of advice from the Book-Entry System or Securities Depository that such Securities have been transferred to the Depository Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the applicable Fund.  If Securities sold by a Fund are held in a Book-Entry System or Securities Depository, the Custodian shall transfer such Securities upon (i) receipt of advice from the Book-Entry System or Securities Depository that payment for such Securities has been transferred to the Depository Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the applicable Fund.

(e)
The Custodian shall provide the Funds and KCM with copies of any report (obtained by the Custodian from a Book-Entry System or Securities Depository in which Securities of the Funds are kept) on the internal accounting controls and procedures for safeguarding Securities deposited in such Book-Entry System or Securities Depository.

(f)
Anything to the contrary in this Agreement notwithstanding, the Custodian shall be liable to the Funds for any loss or damage to the Funds resulting (i) from the use of a Book-Entry System or Securities Depository by reason of any negligence or willful misconduct on the part of Custodian or any Sub-Custodian appointed pursuant to Section 3.3 above or any of its or their employees, or (ii) from failure of Custodian or any such Sub-Custodian to enforce effectively such rights as it may have against a Book-Entry System or Securities Depository.  At its election, a Fund shall be subrogated to the rights of the Custodian with respect to any claim against a Book-Entry System or Securities Depository or any other person from any loss or damage to the Fund arising from the use of such Book-Entry System or Securities Depository, if and to the extent that the Fund has not been made whole for any such loss or damage.

3.6	Disbursement of Moneys from Fund Custody Account. Upon receipt of Proper Instructions, the Custodian shall disburse moneys from the Fund Custody Accounts but only in the following cases:

(a)
For the purchase of Securities for the Funds but only in accordance with Section 5.1 of this Agreement and only (i) in the case of Securities (other than options on Securities, futures contracts and options on futures contracts), against the delivery to the Custodian (or any Sub-Custodian appointed pursuant to Section 3.3 above) of such Securities registered as provided in Section 3.9 below or in proper form for transfer, or if the purchase of such Securities is effected through a Book-Entry System or Securities Depository, in accordance with the conditions set forth in Section 3.5 above; (ii) in the case of options on Securities, against delivery to the Custodian (or such Sub-Custodian) of such receipts as are required by the customs prevailing among dealers in such options; (iii) in the case of futures contracts and options on futures contracts, against delivery to the Custodian (or such Sub-Custodian) of evidence of title thereto in favor of the Funds or any nominee referred to in Section 3.9 below; and (iv) in the case of repurchase or reverse repurchase agreements entered into between a Fund and a bank which is a member of the Federal Reserve System or between a Fund and a primary dealer in U.S. Government securities, against delivery of the purchased Securities either in certificate form or through an entry crediting the Custodian's account at a Book-Entry System or Securities Depository with such Securities;

(b)	In connection with the conversion, exchange or surrender, as set forth in Section 3.7(f) below, of Securities owned by the Funds;

(c)	For the payment of any dividends or capital gain distributions declared by the Funds;

(d)	In payment of the redemption price of Shares as provided in Section 6.1 below;

(e)
For the payment of any expense or liability incurred by the Funds, including but not limited to the following payments for the account of the Funds:  interest; taxes; administration, investment advisory, accounting, auditing, transfer agent, custodian, director and legal fees; and other operating expenses of the Funds; in all cases, whether or not such expenses are to be in whole or in part capitalized or treated as deferred expenses;

(f)
For transfer in accordance with the provisions of any agreement among a Fund or KCM, the Custodian and a broker-dealer registered under the 1934 Act and a member of FINRA, relating to compliance with rules of The Options Clearing Corporation and of any registered national securities exchange (or of any similar organization or organizations) regarding escrow or other arrangements in connection with transactions by the Funds;

(g)
For transfer in accordance with the provision of any agreement among a Fund or KCM, the Custodian, and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market (or any similar organization or organizations) regarding account deposits in connection with transactions by the Funds;

(h)
For the funding of any uncertificated time deposit or other interest-bearing account with any banking institution (including the Custodian), which deposit or account has a term of one year or less; and

(i)
For any other proper purpose, but only upon receipt, in addition to Proper Instructions, of a copy of a resolution of the affected Funds’ Board of Trustees, certified by an Officer, specifying the amount and purpose of such payment, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made.

3.7
Delivery of Securities from Fund Custody Account.  Upon receipt of Proper Instructions, the Custodian shall release and deliver Securities from the Fund Custody Accounts but only in the following cases:

(a)	Upon the sale of Securities for the account of the Funds but only against receipt of payment therefor in cash, by certified or cashiers check or bank credit;

(b)	In the case of a sale effected through a Book-Entry System or Securities Depository, in accordance with the provisions of Section 3.5 above;

(c)
To an offeror's depository agent in connection with tender or other similar offers for Securities of the Funds; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

(d)
To the issuer thereof or its agent (i) for transfer into the name of the Funds, the Custodian or any Sub-Custodian appointed pursuant to Section 3.3 above, or of any nominee or nominees of any of the foregoing, or (ii) for exchange for a different number of certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new Securities are to be delivered to the Custodian;

(e)	To the broker selling Securities, for examination in accordance with the “street delivery” custom;

(f)
For exchange or conversion pursuant to any plan or merger, consolidation, recapitalization, reorganization or readjustment of the issuer of such Securities, or pursuant to provisions for conversion contained in such Securities, or pursuant to any deposit agreement, including surrender or receipt of underlying Securities in connection with the issuance or cancellation of depository receipts; provided that, in any such case, the new Securities and cash, if any, are to be delivered to the Custodian;

(g)	Upon receipt of payment therefor pursuant to any repurchase or reverse repurchase agreement entered into by the Funds;

(h)	In the case of warrants, rights or similar Securities, upon the exercise thereof, provided that, in any such case, the new Securities and cash, if any, are to be delivered to the Custodian;

(i)	For delivery in connection with any loans of Securities of the Funds, but only against receipt of such collateral as the Funds shall have specified to the Custodian in Proper Instructions;

(j)	For delivery as security in connection with any borrowings by the Funds requiring a pledge of assets by the Funds, but only against receipt by the Custodian of the amounts borrowed;

(k)	Pursuant to any authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Funds;

(l)
For delivery in accordance with the provisions of any agreement among the Funds or KCM, the Custodian and a broker-dealer registered under the 1934 Act and a member of FINRA, relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or of any similar organization or organizations) regarding escrow or other arrangements in connection with transactions by the Funds;

(m)
For delivery in accordance with the provisions of any agreement among the Funds or KCM, the Custodian, and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market (or any similar organization or organizations) regarding account deposits in connection with transactions by the Funds; or

(n)
For any other proper corporate purpose, but only upon receipt, in addition to Proper Instructions, of a copy of a resolution of the Fund’s Board of Trustees, certified by an Officer, specifying the Securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such Securities shall be made.

3.8	Actions Not Requiring Proper Instructions. Unless otherwise instructed by KCM or the Funds, the Custodian shall with respect to all Securities held for the Funds:

(a)	Subject to Section 4.6 and Section 8.4 below, collect on a timely basis all income and other payments to which the Funds are entitled either by law or pursuant to custom in the securities business;

(b)
Present for payment and, subject to Section 8.4 below, collect on a timely basis the amount payable upon all Securities which may mature or be called, redeemed, or retired, or otherwise become payable;

(c)	Endorse for collection, in the name of the Funds, checks, drafts and other negotiable instruments;

(d)	Surrender interim receipts or Securities in temporary form for Securities in definitive form;

(e)
Execute, as custodian, any necessary declarations or certificates of ownership under the federal income tax laws or the laws or regulations of any other taxing authority now or hereafter in effect, and prepare and submit reports to the Internal Revenue Service (“IRS”), the Funds and KCM at such time, in such manner and containing such information as is prescribed by the IRS;

(f)
Hold for the Funds, either directly or, with respect to Securities held therein, through a Book-Entry System or Securities Depository, all rights and similar securities issued with respect to Securities of the Funds; and

(g)
In general, and except as otherwise directed in Proper Instructions, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with Securities and assets of the Funds.

3.9
Registration and Transfer of Securities.  All Securities held for the Funds that are issued or issuable only in bearer form shall be held by the Custodian in that form, provided that any such Securities shall be held in a Book-Entry System if eligible therefor.  All other Securities held for the Funds may be registered in the name of the Fund, the Custodian, or any Sub-Custodian appointed pursuant to Section 3.3 above, or in the name of any nominee of any of them, or in the name of a Book-Entry System, Securities Depository or any nominee of either thereof.  The Fund or KCM shall furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of any of the nominees hereinabove referred to or in the name of a Book-Entry System or Securities Depository, any Securities registered in the name of the Fund.

3.10	Records.

(a)
The Custodian shall maintain, for the Funds, complete and accurate records with respect to Securities, cash or other property held for the Funds, including (i) journals or other records of original entry containing an itemized daily record in detail of all receipts and deliveries of Securities and all receipts and disbursements of cash; (ii) ledgers (or other records) reflecting (A) Securities in transfer, (B) Securities in physical possession, (C) monies and Securities borrowed and monies and Securities loaned (together with a record of the collateral therefor and substitutions of such collateral), (D) dividends and interest received, and (E) dividends receivable and interest  receivable; and (iii) canceled checks and bank records related thereto.  The Custodian shall keep such other books and records of the Funds as KCM or the Funds shall reasonably request, or as may be required by the 1940 Act, including, but not limited to, Section 31 of the 1940 Act and Rule 31a-2 promulgated thereunder.

(b)
All such books and records maintained by the Custodian shall (i) be maintained in a form acceptable to KCM and the Funds and in compliance with rules and regulations of the Securities and Exchange Commission, (ii) be the property of the Funds and at all times during the regular business hours of the Custodian be made available upon request for inspection by duly authorized officers, employees or agents of KCM and the Funds and employees or agents of the Securities and Exchange Commission, and (iii) if required to be maintained by Rule 31a-1 under the 1940 Act, be preserved for the periods prescribed in Rule 31a-2 under the 1940 Act.

3.11
Fund Reports by Custodian.  The Custodian shall furnish KCM with a daily activity statement and a summary of all transfers to or from each Fund Custody Account on the day following such transfers.  At least monthly and from time to time, the Custodian shall furnish KCM with a detailed statement of the Securities and moneys held by the Custodian and the Sub-Custodians for the Funds under this Agreement.

3.12
Other Reports by Custodian.  The Custodian shall provide KCM and the Funds with such reports, as KCM and the Funds may reasonably request from time to time, on the internal accounting controls and procedures for safeguarding Securities, which are employed by the Custodian or any Sub-Custodian appointed pursuant to Section 3.3 above.

3.13
Proxies and Other Materials.  The Custodian shall cause all proxies relating to Securities which are not registered in the name of the Funds, to be promptly executed by the registered holder of such Securities, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to KCM such proxies, all proxy soliciting materials and all notices relating to such Securities.

3.14
Information on Corporate Actions.  The Custodian shall promptly deliver to KCM all information received by the Custodian and pertaining to Securities being held by the Funds with respect to optional tender or exchange offers, calls for redemption or purchase, or expiration of rights as described in the Standards of Service Guide attached as Exhibit B.  If KCM desires to take action with respect to any tender offer, exchange offer or other similar transaction, KCM shall notify the Custodian at least five Business Days prior to the date on which the Custodian is to take such action.  KCM will provide or cause to be provided to the Custodian all relevant information for any Security which has unique put/option provisions at least five Business Days prior to the beginning date of the tender period.

ARTICLE IV
PROPERTY HELD OUTSIDE OF THE UNITED STATES

4.1
Holding Securities.  The Custodian shall identify on its books as belonging to the Funds the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System.  The Custodian may hold foreign securities for all of its customers, including the Funds, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Funds which are maintained in such account shall identify those securities as belonging to the Funds and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

4.2
Foreign Securities Systems.  Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.

4.3	Transactions in Foreign Custody Account.

(a)           Delivery of Foreign Securities.  The Custodian or a Foreign Sub-Custodian shall release and delivery foreign securities of the Funds held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

(i)
upon the sale of such foreign securities for the Fund in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation:  (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

(ii)	in connection with any repurchase agreement related to foreign securities;

(iii)	to the depository agent in connection with tender or other similar offers for foreign securities of the Funds;

(iv)	to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

(v)
to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

(vi)
to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian’s own negligence or willful misconduct;

(vii)
for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

(viii)
in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

(ix)	for delivery as security in connection with any borrowing by the Funds requiring a pledge of assets by the Funds;

(x)	in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

(xi)	in connection with the lending of foreign securities; and

(xii)
for any other purpose, but only upon receipt of Proper Instructions specifying the foreign securities to be delivered and naming the person or persons to whom delivery of such securities shall be made.

(b)           Payment of Fund Monies.  Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Fund in the following cases only:

(i)
upon the purchase of foreign securities for the Fund, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

(ii)	in connection with the conversion, exchange or surrender of foreign securities of the Fund;

(iii)
for the payment of any expense or liability of the Fund, including but not limited to the following payments:  interest, taxes, investment advisory fees, transfer agency fees, fees under this Agreement, legal fees, accounting fees, and other operating expenses;

(iv)	for the purchase or sale of foreign exchange or foreign exchange contracts for the Fund, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

(v)	in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

(vi)	for payment of part or all of the dividends received in respect of securities sold short;

(vii)	in connection with the borrowing or lending of foreign securities; and

(viii)	for any other purpose, but only upon receipt of Proper Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

(c)           Market Conditions.  Notwithstanding any provision of this Agreement to the contrary, settlement and payment for Foreign Securities received for the account of the Funds and delivery of Foreign Securities maintained for the account of the Fund may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Securities from such purchaser or dealer.  The Custodian shall provide to the Board of Trustees and the Funds’ adviser the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian.

4.4
Registration of Foreign Securities.  The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Fund or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and KCM on behalf of such Fund agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities.  The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Fund under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

4.5
Bank Accounts.  The Custodian shall identify on its books as belonging to the Funds cash (including cash denominated in foreign currencies) deposited with the Custodian.  Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of a Fund with a Foreign Sub-Custodian.  All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Fund.  Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of the State of Ohio.

4.6
Collection of Income.  The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Securities held hereunder to which the Funds shall be entitled and shall credit such income, as collected, to the Funds.  In the event that extraordinary measures are required to collect such income, KCM and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

4.7
Shareholder Rights.  With respect to the foreign securities held pursuant to this Article IV, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued.  KCM and the Funds acknowledge that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Funds to exercise shareholder rights.

4.8
Communications Relating to Foreign Securities.  The Custodian shall transmit promptly to the Funds and KCM written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Funds (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith).  With respect to tender or exchange offers, the Custodian shall transmit promptly to the Funds and KCM written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer.  The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Funds at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

4.9
Liability of Foreign Sub-Custodian.  Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and, to the extent possible, to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian’s performance of such obligations.  At their election, the Funds shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Funds have not been made whole for any such loss, damage, cost, expense, liability or claim.

4.10
Tax Law.  The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on KCM, the Funds or the Custodian as custodian of the Funds by the tax law of the United States or of any state or political subdivison thereof.  It shall be the responsibility of the Funds to notify the Custodian of the obligations imposed on the Funds or the Custodian as custodian of the Funds by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting.  The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Funds with respect to any claim for exemption or refund under the tax law of countries for which the Funds have provided such information.

4.11
Liability of Custodian.  Except as may arise from the Custodian’s own negligence or willful misconduct or the negligence or willful misconduct of a Sub-Custodian, the Custodian shall be without liability to the Funds and KCM for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk.  The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to the Custodians generally in this Agreement and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Foreign Sub-Custodian has otherwise acted with reasonable care.

ARTICLE V
PURCHASE AND SALE OF INVESTMENTS OF THE FUNDS

5.1
Purchase of Securities.  Promptly upon each purchase of Securities for the Funds, Written Instructions shall be delivered to the Custodian, specifying (a) the name of the issuer or writer of such Securities, and the title or other description thereof, (b) the number of shares, principal amount (and accrued interest, if any) or other units purchased, (c) the date of purchase and settlement, (d) the purchase price per unit, (e) the total amount payable upon such purchase, and (f) the name of the person to whom such amount is payable.  The Custodian shall upon receipt of such Securities purchased by the Funds pay out of the moneys held for the account of the Funds the total amount specified in such Written Instructions to the person named therein.  The Custodian shall not be under any obligation to pay out moneys to cover the cost of a purchase of Securities for the Funds, if in the Funds Custody Account there is insufficient cash available to the Funds for which such purchase was made.

5.2
Liability for Payment in Advance of Receipt of Securities Purchased.  In any and every case where payment for the purchase of Securities for the Funds is made by the Custodian in advance of receipt of the Securities purchased but in the absence of specified Written Instructions to so pay in advance, the Custodian shall be liable to the Funds for such Securities to the same extent as if the Securities had been received by the Custodian.

5.3
Sale of Securities.  Promptly upon each sale of Securities by the Funds, Written Instructions shall be delivered to the Custodian, specifying (a) the name of the issuer or writer of such Securities, and the title or other description thereof, (b) the number of shares, principal amount (and accrued interest, if any), or other units sold, (c) the date of sale and settlement, (d) the sale price per unit, (e) the total amount payable upon such sale, and (f) the person to whom such Securities are to be delivered.  Upon receipt of the total amount payable to the Funds as specified in such Written Instructions, the Custodian shall deliver such Securities to the person specified in such Written Instructions.  Subject to the foregoing, the Custodian may accept payment in such form as shall be satisfactory to it, and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities.

5.4
Delivery of Securities Sold.  Notwithstanding Section 5.3 above or any other provision of this Agreement, the Custodian, when instructed to deliver Securities against payment, shall be entitled, if in accordance with generally accepted market practice, to deliver such Securities prior to actual receipt of final payment therefor.  In any such case, the Funds shall bear the risk that final payment for such Securities may not be made or that such Securities may be returned or otherwise held or disposed of by or through the person to whom they were delivered, and the Custodian shall have no liability for any for the foregoing.

5.5
Payment for Securities Sold, etc.  In its sole discretion and from time to time, the Custodian may credit a Fund’s Custody Account, prior to actual receipt of final payment thereof, with (i) proceeds from the sale of Securities which it has been instructed to deliver against payment, (ii) proceeds from the redemption of Securities or other assets of the Funds, and (iii) income from cash, Securities or other assets of the Funds.  Any such credit shall be conditional upon actual receipt by Custodian of final payment and may be reversed if final payment is not actually received in full.  The Custodian may, in its sole discretion and from time to time, permit the Funds to use funds so credited to the Fund Custody Accounts in anticipation of actual receipt of final payment.  Any such funds shall be repayable immediately upon demand made by the Custodian at any time prior to the actual receipt of all final payments in anticipation of which funds were credited to the Fund Custody Accounts.

5.6
Advances by Custodian for Settlement.  The Custodian may, in its sole discretion and from time to time, advance funds to the Funds to facilitate the settlement of a Fund's transactions in the Fund Custody Accounts.  Any such advance shall be repayable immediately upon demand made by Custodian.

ARTICLE VI
REDEMPTION OF FUND SHARES

6.1
Transfer of Funds.  From such funds as may be available for the purpose in the relevant Fund Custody Account, and upon receipt of Proper Instructions specifying that the funds are required to redeem Shares of the Funds, the Custodian shall wire each amount specified in such Proper Instructions to or through such bank as KCM or the Funds may designate with respect to such amount in such Proper Instructions.

6.2
No Duty Regarding Paying Banks.  The Custodian shall not be under any obligation to effect payment or distribution by any bank designated in Proper Instructions given pursuant to Section 6.1 above of any amount paid by the Custodian to such bank in accordance with such Proper Instructions.

ARTICLE VII
SEGREGATED ACCOUNTS

Upon receipt of Proper Instructions, the Custodian shall establish and maintain a segregated account or accounts for and on behalf of the Funds, into which account or accounts may be transferred cash and/or Securities, including Securities maintained in a Depository Account,

(a)
in accordance with the provisions of any agreement among the Funds or KCM, the Custodian and a broker-dealer registered under the 1934 Act and a member of FINRA (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Funds,

(b)
for purposes of segregating cash or Securities in connection with securities options purchased or written by the Funds or in connection with financial futures contracts (or options thereon) purchased or sold by the Funds,

(c)	which constitute collateral for loans of Securities made by the Funds,

(d)
for purposes of compliance by the Funds with requirements under the 1940 Act for the maintenance of segregated accounts by registered investment companies in connection with reverse repurchase agreements and when-issued, delayed delivery and firm commitment transactions, and

(e)
for other proper corporate purposes, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Trustees, certified by an Officer, setting forth the purpose or purposes of such segregated account and  declaring such purposes to be proper corporate purposes.

Each segregated account established under this Article VI shall be established and maintained for the Funds only.  All Proper Instructions relating to a segregated account shall specify the Funds.

ARTICLE VIII
CONCERNING THE CUSTODIAN

8.1
Standard of Care.  The Custodian shall be held to the exercise of reasonable care in carrying out its obligations under this Agreement, and shall be without liability to KCM or any Fund for any loss, damage, cost, expense (including attorneys' fees and disbursements), liability or claim unless such loss, damage, cost, expense, liability or claim arises from negligence, bad faith or willful misconduct on its part or on the part of any Sub-Custodian appointed pursuant to Section 3.3 above.  The Custodian shall be entitled to rely on and may act upon advice of counsel on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.  The Custodian shall promptly notify KCM of any action taken or omitted by the Custodian pursuant to advice of counsel.  The Custodian shall not be under any obligation at any time to ascertain whether KCM or the Funds is in compliance with the 1940 Act, the regulations thereunder, the provisions of KCM's charter documents or by-laws, or its investment objectives and policies as then in effect.

8.2
Actual Collection Required.  The Custodian shall not be liable for, or considered to be the custodian of, any cash belonging to the Funds or any money represented by a check, draft or other instrument for the payment of money, until the Custodian or its agents actually receive such cash or collect on such instrument.

8.3
No Responsibility for Title, etc.  So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received or delivered by it pursuant to this Agreement.

8.4
Limitation on Duty to Collect.  Custodian shall not be required to enforce collection, by legal means or otherwise, of any money or property due and payable with respect to Securities held for the Funds if such Securities are in default or payment is not made after due demand or presentation.

8.5
Reliance Upon Documents and Instructions.  The Custodian shall be entitled to rely upon any certificate, notice or other instrument in writing received by it and reasonably believed by it to be genuine.  The Custodian shall be entitled to rely upon any Oral Instructions and any Written Instructions actually received by it pursuant to this Agreement.

8.6
Express Duties Only.  The Custodian shall have no duties or obligations whatsoever except such duties and obligations as are specifically set forth in this Agreement, and no covenant or obligation shall be implied in this Agreement against the Custodian.

8.7
Co-operation.  The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Funds or KCM to keep the books of account of the Funds and/or compute the value of the assets of the Funds.  The Custodian shall take all such reasonable actions as the Funds or KCM may from time to time request to enable the Funds or KCM to obtain, from year to year, favorable opinions from the Fund's independent accountants with respect to the Custodian's activities hereunder in connection with (a) the preparation of the Funds’ reports on Form N-1A, Form N-CSR and Form N-SAR and any other reports required by the Securities and Exchange Commission, and (b) the fulfillment by the Funds of any other requirements of the Securities and Exchange Commission.

ARTICLE IX
INDEMNIFICATION

9.1
Indemnification by KCM and the Funds.  KCM and the Funds shall indemnify, defend and hold harmless the Custodian and any Sub-Custodian appointed pursuant to Section 3.3 above, and any nominee of the Custodian or of such Sub-Custodian, from and against any loss, damage, cost, expense (including attorneys' fees and disbursements), liability (including, without limitation, liability arising under the Securities Act of 1933, the 1934 Act, the 1940 Act, and any state or foreign securities and/or banking laws) or claim arising directly or indirectly (a) from the fact that Securities are registered in the name of any such nominee, or (b) from any action or inaction by the Custodian or such Sub-Custodian (i) at the request or direction of or in reliance on the advice of KCM or the Funds, or (ii) upon Proper Instructions, or (c) generally, from the performance of its obligations under this Agreement or any sub-custody agreement with a Sub-Custodian appointed pursuant to Section 3.3 above, provided that neither the Custodian nor any such Sub-Custodian shall be indemnified, defended and held harmless from and against any such loss, damage, cost, expense, liability or claim arising from the Custodian's or such Sub-Custodian's negligence, bad faith or willful misconduct.

9.2
Indemnification by Custodian.  The Custodian shall indemnify, defend and hold harmless KCM and the Funds from and against any loss, damage, cost, expense (including attorneys' fees and disbursements), liability (including without limitation, liability arising under the Securities Act of 1933, the 1934 Act, the 1940 Act, and any state or foreign securities and/or banking laws) or claim arising from the negligence, bad faith or willful misconduct of the Custodian or any Sub-Custodian appointed pursuant to Section 3.3 above, or any nominee of the Custodian or of such Sub-Custodian.

9.3
Indemnity to be Provided.  If KCM requests the Custodian to take any action with respect to Securities, which may, in the opinion of the Custodian, result in the Custodian or its nominee becoming liable for the payment of money or incurring liability of some other form, the Custodian shall not be required to take such action until KCM shall have provided indemnity therefor to the Custodian in an amount and form satisfactory to the Custodian.

9.4
Security.  If the Custodian advances cash or Securities to the Funds for any purpose, either at KCM's request or as otherwise contemplated in this Agreement, or in the event that the Custodian or its nominee incurs, in connection with its performance under this Agreement, any loss, damage, cost, expense (including attorneys' fees and disbursements), liability or claim (except such as may arise from its or its nominee's negligence, bad faith or willful misconduct), then, in any such event, any property at any time held for the account of the Funds shall be security therefor, and should the Funds fail promptly to repay or indemnify the Custodian, the Custodian shall be entitled to utilize available cash of such Fund and to dispose of other assets of such Fund to the extent necessary to obtain reimbursement or indemnification.

ARTICLE X
FORCE MAJEURE

Neither the Custodian, the Funds nor KCM shall be liable for any failure or delay in performance of their obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; strikes; epidemics; riots; power failures; computer failure and any such circumstances beyond its reasonable control as may cause interruption, loss or malfunction of utility, transportation, computer (hardware or software) or telephone communication service; accidents; labor disputes; acts of civil or military authority; governmental actions; or inability to obtain labor, material, equipment or transportation; provided, however, that the Custodian in the event of a failure or delay (i) shall not discriminate against the Funds in favor of any other customer of the Custodian in making computer time and personnel available to input or process the transactions contemplated by this Agreement and (ii) shall use its best efforts to ameliorate the effects of any such failure or delay.

ARTICLE XI
EFFECTIVE PERIOD; TERMINATION

11.1	Effective Period. This Agreement shall become effective as of its execution and shall continue in full force and effect until terminated as hereinafter provided.

11.2
Termination.  Either party hereto may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than sixty (60) days after the date of the giving of such notice.  If a successor custodian shall have been appointed by the Board of Trustees, the Custodian shall, upon receipt of a notice of acceptance by the successor custodian, on such specified date of termination (a) deliver directly to the successor custodian all Securities (other than Securities held in a Book-Entry System or Securities Depository) and cash then owned by the Funds and held by the Custodian as custodian, and (b) transfer any Securities held in a Book-Entry System or Securities Depository to an account of or for the benefit of the Funds at the successor custodian, provided that KCM shall have paid to the Custodian all fees, expenses and other amounts to the payment or reimbursement of which it shall then be entitled.  Upon such delivery and transfer, the Custodian shall be relieved of all obligations under this Agreement.  KCM may at any time immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by regulatory authorities or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

11.3
Failure to Appoint Successor Custodian.  If a successor custodian is not designated by KCM or the Funds on or before the date of termination specified pursuant to Section 11.1 above, then the Custodian shall have the right to deliver to a bank or corporation company of its own selection, which (a) is a “bank” as defined in the 1940 Act and (b) has aggregate capital, surplus and undivided profits as shown on its then most recent published report of not less than $25 million, all Securities, cash and other property held by Custodian under this Agreement and to transfer to an account of or for the Funds at such bank or trust company all Securities of the Funds held in a Book-Entry System or Securities Depository.  Upon such delivery and transfer, such bank or trust company shall be the successor custodian under this Agreement and the Custodian shall be relieved of all obligations under this Agreement.

ARTICLE XII
COMPENSATION OF CUSTODIAN

The Custodian shall be entitled to compensation as agreed upon from time to time by KCM and the Custodian.  The fees and other charges in effect on the date hereof and applicable to the Funds are set forth in Exhibit C attached hereto.

ARTICLE XIII
NOTICES

Any notice required or permitted to be given by either party to the other shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service, or three (3) days after sent by registered or certified mail, postage prepaid, return receipt requested, or on the date sent and confirmed received by facsimile transmission to the other party’s address set forth below:

Notice to KCM and the Funds shall be sent to:

Kornitzer Capital Management, Inc.
5420 West 61st Place
Shawnee Mission, KS 66205

with a copy to:

U.S. Bancorp Fund Services, LLC
615 East Michigan Street
2nd Floor
Milwaukee, Wisconsin 53202
Attention:  Joseph Neuberger

and notice to the Custodian shall be sent to:

U.S. Bank National Association
425 Walnut Street, M.L. CN-OH-W6TC
Cincinnati, Ohio   45202
Attention:  Mutual Fund Custody Services
Facsimile:  (651) 767-9164

or at such other address as either party shall have provided to the other by notice given in accordance with this Article XIII.

ARTICLE XIV
MISCELLANEOUS

14.1	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

14.2
References to Custodian.  KCM shall not circulate any printed matter which contains any reference to Custodian without the prior written approval of Custodian, excepting printed matter contained in the prospectus or statement of additional information for the Funds and such other printed matter as merely identifies Custodian as custodian for the Funds.  KCM shall submit printed matter requiring approval to Custodian in draft form, allowing sufficient time for review by Custodian and its counsel prior to any deadline for printing.

14.3
No Waiver.  No failure by either party hereto to exercise, and no delay by such party in exercising, any right hereunder shall operate as a waiver thereof.  The exercise by either party hereto of any right hereunder shall not preclude the exercise of any other right, and the remedies provided herein are cumulative and not exclusive of any remedies provided at law or in equity.

14.4	Amendments. This Agreement cannot be changed orally and no amendment to this Agreement shall be effective unless evidenced by an instrument in writing executed by the parties hereto.

14.5
Counterparts.  This Agreement may be executed in one or more counterparts, and by the parties hereto on separate counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.

14.6
Severability.  If any provision of this Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby.

14.7
Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by either party hereto without the written consent of the other party hereto.

14.8	Headings. The headings of sections in this Agreement are for convenience of reference only and shall not affect the meaning or construction of any provision of this Agreement.

ARTICLE XV
REPRESENTATIONS AND WARRANTIES

15.1
Representations and Warranties of KCM and the Funds.  KCM and each Fund hereby represent and warrant to the Custodian, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(a) It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

(b) This Agreement has been duly authorized, executed and delivered by KCM and the Funds in accordance with all requisite action and constitutes a valid and legally binding obligation of KCM and the Funds, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and

(c) It is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement.

15.2
Representations and Warranties of the Custodian.  The Custodian hereby represents and warrants to KCM and the Funds, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(a) It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

(b) It is a U.S. Bank as defined in section (a)(7) of Rule 17f-5.

(c) This Agreement has been duly authorized, executed and delivered by the Custodian in accordance with all requisite action and constitutes a valid and legally binding obligation of the Custodian, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and

(d) It is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Agreement to be executed by a duly authorized officer on one or more counterparts as of the date first above written.

U.S. Bank National Association	Kornitzer Capital Management, Inc.

By: /s/ Michael R. McVoy	By: /s/ Barry E. Koster
Michael R. McVoy	Barry E. Koster
Senior Vice President	Chief Financial Officer

Buffalo Funds
By: /s/ Kent W. Gasaway
Kent W. Gasaway
President

EXHIBIT A

AUTHORIZED PERSONS

   Set forth below are the names and specimen signatures of the persons authorized by KCM to administer the Fund Custody Accounts.

Authorized Persons	Specimen Signatures

President:

Secretary:

Treasurer:

Vice President:

Adviser Employees:

Transfer Agent/Fund Accountant

Employees:

EXHIBIT B

US Bank Institutional Custody Services
Standards of Service Guide

US Bank, N.A. is committed to providing superior quality service to all customers and their agents at all times.  We have compiled this guide as a tool for our clients to determine our standards for the processing of security settlements, payment collection, and capital change transactions.  Deadlines recited in this guide represent the times required for US Bank to guarantee processing.  Failure to meet these deadlines will result in settlement at our client's risk.  In all cases, US Bank will make every effort to complete all processing on a timely basis.

US Bank is a direct participant of the Depository Trust Company, a direct member of the Federal Reserve Bank of Cleveland, and utilizes the Bank of New York as its agent for ineligible and foreign securities.

For corporate reorganizations, US Bank utilizes SEI's Reorg Source, Financial Information, Inc., XCITEK, DTC Important Notices, Capital Changes Daily (CCH) and the Wall Street Journal.

For bond calls and mandatory puts, US Bank utilizes SEI's Bond Source, Kenny Information Systems, Standard & Poor's Corporation, XCITEK, and DTC Important Notices.  US Bank will not notify clients of optional put opportunities.

Any securities delivered free to US Bank or its agents must be received three (3) business days prior to any payment or settlement in order for the US Bank standards of service to apply.

Should you have any questions regarding the information contained in this guide, please feel free to contact your account representative.

The information contained in this Standards of Service Guide is subject to change.

Should any changes be made US Bank will provide you with an updated copy of its Standards of Service Guide.

US Bank Security Settlement Standards

Transaction Type	Instructions Deadlines*	Delivery Instructions
DTC	1:30 P.M. on Settlement Date	DTC Participant #2803 Agent Bank ID 27895 Institutional # ________________ For Account # ________________
Federal Reserve Book Entry	12:30 P.M. on Settlement Date	Federal Reserve Bank of Cleveland for U.S. Bank, N.A. ABA# 042000013 CINTI/1050 For Account # _____________
Federal Reserve Book Entry (Repurchase Agreement Collateral Only)	1:00 P.M. on Settlement Date	Federal Reserve Bank of Cleveland for U.S. Bank, N.A. ABA# 042000013 CINTI/1040 For Account # _____________
PTC Securities (GNMA Book Entry)	12:00 P.M. on Settlement Date	PTC For Account BYORK U.S. Bank / 117612
Physical Securities	9:30 A.M. EST on Settlement Date (for Deliveries, by 4:00 P.M. on Settlement Date minus 1)	Bank of New York One Wall Street- 3rd Floor – Window A New York, NY 10286 For account of U.S. Bank / Cust #117612
CEDEL/EURO-CLEAR	11:00 A..M. on Settlement Date minus 2	Cedel a/c 55021 FFC: a/c 387000 U.S. Bank /Global Omnibus Euroclear a/c 97816 FFC: a/c 387000 U.S. Bank/Global Omnibus
Cash Wire Transfer	3:00 P.M.	U.S. Bank, N.A. Cinti/Trust ABA# 042000013 Credit Account #112950027 Account of US Bancorp Trust Services Further Credit to _________; Acc#_____

*  All times listed are Eastern Standard Time.

US Bank Payment Standards

Security Type	Income	Principal

Equities	Payable Date

Municipal Bonds*	Payable Date	Payable Date

Corporate Bonds*	Payable Date	Payable Date

Federal Reserve Bank Book Entry*	Payable Date	Payable Date

PTC GNMA's (P&I)	Payable Date + 1	Payable Date + 1

CMOs *
DTC	Payable Date + 1	Payable Date + 1
Bankers Trust	Payable Date + 1	Payable Date + 1

SBA Loan Certificates	When Received	When Received

Unit Investment Trust Certificates*	Payable Date	Payable Date

Certificates of Deposit*	Payable Date + 1	Payable Date + 1

Limited Partnerships	When Received	When Received

Foreign Securities	When Received	When Received

*Variable Rate Securities
Federal Reserve Bank Book Entry	Payable Date	Payable Date
DTC	Payable Date + 1	Payable Date + 1
Bankers Trust	Payable Date + 1	Payable Date + 1

NOTE:    If a payable date falls on a weekend or bank holiday, payment will be made on the immediately following business day.

US Bank Corporate Reorganization Standards

Type of Action	Notification to Client	Deadline for Client Instructions to US Bank	Transaction Posting

Rights, Warrants, and Optional Mergers	Later of 10 business days prior to expiration or receipt of notice	5 business days prior to expiration	Upon receipt

Mandatory Puts with Option to Retain	Later of 10 business days prior to expiration or receipt of notice	5 business days prior to expiration	Upon receipt

Class Actions	10 business days prior to expiration date	5 business days prior to expiration	Upon receipt

Voluntary Tenders, Exchanges, and Conversions	Later of 10 business days prior to expiration or receipt of notice	5 business days prior to expiration	Upon receipt

Mandatory Puts, Defaults, Liquidations, Bankruptcies, Stock Splits, Mandatory Exchanges	At posting of funds or securities received	None	Upon receipt

Full and Partial Calls	Later of 10 business days prior to expiration or receipt of notice	None	Upon receipt

NOTE:   Fractional shares/par amounts resulting from any of the above will be sold.

EXHIBIT C

Fund Names

BUFFALO FUNDS

Name of Fund/Series of the Trust	Date Added

Buffalo Mid Cap Fund	April 25, 2003
Buffalo Discovery Fund	April 25, 2003
Buffalo Micro Cap Fund	May 21, 2004
Buffalo China Fund	December 1, 2006
Buffalo International Fund	September 28, 2007
Buffalo Flexible Income Fund	July 29, 2008
Buffalo High Yield Fund	July 29, 2008
Buffalo Large Cap Fund	July 29, 2008
Buffalo Small Cap Fund	August 19, 2008
Buffalo Growth Fund	July 29, 2008
Buffalo Dividend Focus Fund	November 16, 2012

U.S. Bank National Association. Domestic Custody Fee Schedule

Fees for Custodian Services are to be paid by U.S. Bancorp Fund Services, LLC (“USBFS”) pursuant to Exhibit G of the Master Services Agreement, dated April 25, 2003, by and between USBFS and Kornitzer Capital Management, Inc.  Exhibit G of that Agreement is hereby incorporated by reference.

Exhibit D

Global Sub-Custodial Services Fee Schedule and Eligible Foreign Custodians

GLOBAL SUB-CUSTODIAL SERVICES ANNUAL FEE SCHEDULE
Country	Instrument	Safekeeping (BPS)	Transaction Fee	Country	Instrument	Safekeeping (BPS)	Transaction Fee
Argentina	All	_____	$_____	Latvia	Equities/Bonds	_____	$_____
Australia	All	_____	$_____	Latvia	Gov't Bonds	_____	$_____
Austria	Equities/Bonds	_____	$_____	Lebanon	All	_____	$_____
Austria	Depo Receipt	_____	$_____	Lithuania	All	_____	$_____
Austria	non ATS ALL	_____	$_____	Luxembourg	All	_____	$_____
Bahrain	All	_____	$_____	Malaysia	All	_____	$_____
Bangladesh	All	_____	$_____	Mali	All	_____	$_____
Belgium	All	_____	$_____	Malta	All	_____	$_____
Benin	All	_____	$_____	Mauritius	All	_____	$_____
Bermuda	All	_____	$_____	Mexico	All	_____	$_____
Bolivia	All	_____	$_____	Morocco	All	_____	$_____
Botswana	All	_____	$_____	Namibia	All	_____	$_____
Brazil	All	_____	$_____	Netherlands	All	_____	$_____
Bulgaria	All	_____	$_____	New Zealand	All	_____	$_____
Burkina Faso	All	_____	$_____	Niger	All	_____	$_____
Canada	All	_____	$_____	Nigeria	All	_____	$_____
Cayman Islands	All	_____	$_____	Norway	All	_____	$_____
Channel Islands	All	_____	$_____	Oman	All	_____	$_____
Chile	All	_____	$_____	Pakistan	All	_____	$_____
China-Shanghai	All	_____	$_____	Palestinian	All	_____	$_____
China-Shenzhen	All	_____	$_____	Peru	All	_____	$_____
Columbia	All	_____	$_____	Philippines	All	_____	$_____
Costa Rica	All	_____	$_____	Poland	All	_____	$_____
Croatia	All	_____	$_____	Portugal	All	_____	$_____
Cyprus	All	_____	$_____	Qatar	All	_____	$_____
Czech Republic	All	_____	$_____	Romania	All	_____	$_____
Denmark	All	_____	$_____	Russia	Equities/Bonds	_____	$_____
EASDAQ	All	_____	$_____	Russia	MINFIN	_____	$_____
Ecuador	All	_____	$_____	Senegal	All	_____	$_____
Egypt	All	_____	$_____	Singapore	All	_____	$_____
Estonia	All	_____	$_____	Slovak Republic	All	_____	$_____
Euromarkets	All	_____	$_____	Slovenia	All	_____	$_____
Finland	All	_____	$_____	South Africa	All	_____	$_____
France	All	_____	$_____	South Korea	All	_____	$_____
Germany	All	_____	$_____	Spain	All	_____	$_____
Ghana	All	_____	$_____	Sri Lanka	All	_____	$_____
Greece	All	_____	$_____	Swaziland	All	_____	$_____
Guinea Bissau	All	_____	$_____	Sweden	All	_____	$_____
Hong Kong	All	_____	$_____	Switzerland	All	_____	$_____
Hungary	All	_____	$_____	Taiwan	All	_____	$_____
Iceland	All	_____	$_____	Thailand	All	_____	$_____
India	All	_____	$_____	Togo	All	_____	$_____
Indonesia	All	_____	$_____	Trinidad & Tobago	All	_____	$_____
Ireland	All	_____	$_____	Tunisia	All	_____	$_____
Israel	All	_____	$_____	Turkey	All	_____	$_____
Italy	All	_____	$_____	UAE	All	_____	$_____
Ivory Coast	All	_____	$_____	United Kingdom	All	_____	$_____
Jamaica	All	_____	$_____	Ukraine	All	_____	$_____
Japan	All	_____	$_____	Uruguay	All	_____	$_____
Jordan	All	_____	$_____	Venezuela	All	_____	$_____
Kazakhstan	Equities	_____	$_____	Vietnam	All	_____	$_____
Kazakhstan	Bonds	_____	$_____	Zambia	All	_____	$_____
Kenya	All	_____	$_____	Zimbabwe	All	_____	$_____

Base Fee:A monthly base charge of $_____ per account (fund) will apply.
*Any Non-Eurobond assets held in CEDEL and Euroclear will be charged at the local market price quote.
** All fees quoted are payable monthly

Exhibit D

Eligible Foreign Custodians